CHINA RESEARCH GROUP INVESTOR RELATIONS CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the 21st day of October, 2009 by and between China Research Group, Inc. (CRG) (the "Consultant", with its principal place of business at 3736 Bee Caves Road, Suite 4-105, Austin, TX 78746 and Shandong Caopu Arts & Crafts Co., Ltd (the "Client").

Whereas, Consultant is in the business of providing services for management consulting, business advisory, shareholder information and public relations; and

Whereas, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed; and

Whereas, Consultant is ready, willing and able to render such consulting and advisory services to Client.

Now therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which hereby acknowledged, the parties hereto agree as follows:

1. **CONSULTING SERVICES**
The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The services provided by the Consultant are:

(a) **PRODUCT DESCRIPTION:** To assist the Client's Company in its effort to affect relationship between company and company's investors both private and public. Consultant will use every means available to the Consultant including but not limited to public shareholders, private shareholders utilizing telephonic device, personal relationships, email, mail and other post for individual and mass dissemination but not limited to above.

(b) **DVD DISTRIBUTION:** Operate a marketing campaign that will include electronic and postal distribution of Client's DVD to new investors that showcases the Client's Company. These DVD's will feature dynamic content to include: any content supplied by the Client, Interviews and multi-media material, research reports, filings, press releases, stock quotes, charts, executive and board level interviews, product shots, merchandise sales, sign up offers, web links and other information as determined by the Client and CRG. CRG may choose to edit or delete any content in its sole discretion. Depending on other factors, we may choose to distribute a magazine newsletter about Client's company, versus the DVD.

(c) **DVD PACKAGE INCLUDES:**
a. Content aggregation/editing
b. Package Development

c. Authoring and programming, Replication and Printing, Shipping and Delivery to Distribution point
d. All Pre and Post Production Labor
e. Reporting Setup and tracking and program management

(d) BUILD NEW INVESTORS:

a. Market to new investors via:
    i. Voice broadcast
    ii. Email
    iii. Direct Mail

(e) EXISTING INVESTORS:

a. Market to existing investors via:
    i. Voice broadcast
    ii. Email
    iii. Direct mail

(f) ROAD SHOWS:

Introductions to fund managers, money managers and broker dealers across North America and Europe.

(g) EUROPEAN INVESTORS:

Marketing of Client's Company via electronic financial newsletters to potential European investors, including distribution of independent research reports.

(h) SOCIAL MEDIA MARKETING:

Viral marketing of Client's Company via Facebook, Youtube and Twitter.

2. INDEPENDENT CONTRACTOR

Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as cheating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, worker's compensation or unemployment insurance payments on behalf of Consultant.

The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

3. TIME, PLACE AND MANNER OF PERFORMANCE

The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of the

performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant.

4. **COMPENSATION**

In providing the foregoing services, Consultant shall be responsible for all costs incurred. Client shall pay Consultant for its services hereunder as follows:

(a) To register in the name of China Research Group Inc. 150,000 shares of Shandong Caopu Arts & Crafts Co., Ltd (name will convert to public entity name once listed) with piggy back registration rights. Any shares shall be unrestricted as to transferability and the Certificates shall not bear any legends or restrictions. The Client warrants, represents and agrees that the shares were not issued under SEC Form S-8.

(b) To issue in the name of China Research Group, Inc., 450,000 warrants priced at $3.30 a share for Shandong Caopu Arts & Crafts Co., Ltd (name will convert to public entity name once listed) with piggy back registration rights.

(c) The stock listed in 4(b) and 4(c) is irrevocable stock and can never be cancelled.

5. **TERM**

This Agreement shall have a term of twelve (12) months commencing on 21st, October, 2009.

6. **LATE PAYMENT**

In the event of late payment of any compensation due under this Agreement, and in addition to the rights granted the Consultant under paragraph 8 "Termination" of this Agreement, Consultant may immediately remove Client's company from any marketing material until any arrears in compensation are brought current. If such arrears are not brought current within the time provided under paragraph 8 of this Agreement, or the Client otherwise fails to pay any compensation due under any provision of this Agreement, then Consultant shall be entitled to recover from the Client a dollar amount equal to the dollar value of any shares paid or due as compensation as provided in paragraph 4 "Compensation" of this Agreement.

7. **CLIENT'S REPRESENTATIONS**

The Client represents that it is in compliance with all applicable Securities and Exchange Commission reporting and accounting requirements and all applicable requirements of the NASD or and stock exchange. The Client further represents that it has not been and is not the subject of any enforcement preceding or injunction by the Securities and Exchange Commission or any state securities agency.

8. **TERMINATION**

(a) Consultant's relationship with the Client hereunder may be terminated for any reason whatsoever, at any time, by either party, upon three (3) days of written prior notice.

(b) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of receipt of written notice of such default.

(c) Consultant and Client shall have the right and discretion to terminate this Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have of will not have a material adverse effect on the operations of the Client.

(d) In the Event of any termination hereunder all shares or funds due to or paid to the Consultant shall be fully earned and non-refundable and the parties shall have no further responsibilities to each other except that the Client shall be responsible to make any and all payments if any, due to the Consultant through the date of the termination and the Consultant shall be responsible to comply with the provisions of section 10 hereof.

9. **WORK PRODUCT**

It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of any claims thereto by the Client and the Client shall retain no claim or authorship therein.

10. **CONFIDENTIALITY**

The Consultant recognizes and acknowledges that it has and will have access to certain information of the Client and its affiliates that are valuable, special and unique assets and property of the Client such as affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

11. **DISCLAIMER OF RESPONSIBILITY OF ACT OF THE CLIENT**

In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

12. **INDEMNIFICATION**

(a) The Client shall protect, defend indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorney's fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein, or (b) negligent of willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client (c) a violation of state or federal securities laws.

(b) The Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and director harmless form and against all losses, , damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorney's fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein, or (b) negligent of willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client (c) a violation of state or federal securities laws.

(c) This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

15. WAIVER AND MODIFICATIONS

Any Waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

16. BINDING ARBITRATION

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Travis County, Texas.

17. COUNTERPARTS AND FACSIMILE SIGNATURE

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

In witness whereof, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

Consultant: China Research Group, Inc.

By:__________________________ Date: ____________________
Adrian James, President and CEO

Client: Shandong Caopu Arts & Crafts Co., Ltd

By:__________________________ Date: ____________________
Li Jinliang, CEO and Founder